RADIATA FORESTRY SERVICES LIMITED
                                 ACN 106 099 941
                                     ("RFS")

                                       AND

                     INTEGRATED FOREST PRODUCTS PTY LIMITED
                                 ACN 52083521966
                                  ("Purchaser")

--------------------------------------------------------------------------------

                                  PINE LOG SALE
                                    AGREEMENT

--------------------------------------------------------------------------------

THIS AGREEMENT is made the             day of

BETWEEN:

RADIATA FORESTRY SERVICES LIMITED 142 Gladstone Street, Fyshwick, 2609, ("RFS")

AND:

THE PARTY NOTED IN ITEM 1 OF THE FIRST SCHEDULE ("Purchaser")

RECITAL:


WHEREAS:

A. RFS sells Logs produced from plantations in the Australian Capital Territory, the State of New South Wales.

B.    The Purchaser operates the Plant.

C. The Purchaser has agreed to purchase and RFS has agreed to supply Logs on the terms set out in this Agreement.

NOW THIS AGREEMENT WITNESSES AS FOLLOWS:

1.    Interpretation

1.1.  In this Agreement, unless the context otherwise requires:

      "Agreement" means this Agreement and the Schedules to it.

      "Annual Volume" means the annual volume of logs specified in Item 2 of the First Schedule.

      "Delivered Price Review" means the price review mechanism in the Fourth Schedule.

      "Log" means Pinus radiata in Log form as specified in the Second Schedule or such other species that the parties may from time to time agree on.

      "Timber Delivery Docket" means the sequentially numbered document issued by RFS to the Purchaser that identifies the contractor and logging area where the logs have been sourced and the weight and grade of logs and the date that the logs are delivered to the Plant.

      "Public Weighbridge Docket" means the document issued at a public weighbridge within the meaning of the Trade Measurement Act 1991 of the
      Australian Capital Territory and the ....... Act of NSW that specifies the weight of each load of Logs.

      "Mill Door Price" means specified price plus GST.

      "Month" means a calendar month except that, for the purposes of calculating the Monthly Volume in Clause 6, the Month of December in any Year and Month of January in the next succeeding Year shall be counted together as one Month.

      "Monthly Volume" has the meaning given in Clause 6.1.

      "Person" includes a body corporate or politic as well as an individual.

      "Plant" means the timber processing plant operated by the Purchaser and located at the address set out in the First Schedule.

      "Purchasers Representative" means the person or persons appointed in writing by the Purchaser for the purposes of clause 4 of the Agreement.

      "Schedule" means a schedule to this Agreement.

      "Specified Prices" means the price or prices specified in Third Schedule or calculated in accordance with the Forth Schedule and is exclusive of GST.

      "Term" means the Term of this Agreement set out in Item 4 of the First Schedule

      "Termination Date" means the date set out in Item 5 of the First Schedule

      "Year" means the period of 12 Months beginning on the first day of July.

1.2. In this Agreement, unless the context otherwise requires, words importing the singular shall include the plural.

2.    Purchase and Sale of Logs

2.1. The Purchaser shall during the Term endeavour to buy and RFS shall endeavour to sell the Annual Volume of Logs at the Specified Prices.

2.2. RFS shall deliver the Logs to the Plant at its own cost and expense during the hours and on the days set out in the First Schedule and at the Monthly Volume determined under Clause 6. The parties may by agreement vary the hours and days for delivery.

3.    Term

3.1. The Agreement shall commence on the date it bears and shall continue in force for the Term unless terminated earlier as set out in clause 14. The Term may be extended as contemplated in Clause 9.

4.    Specifications

4.1. The Logs delivered to the Plant by RFS shall comply with the specifications set out in the Second Schedule. Should the Purchasers representative or RFS believe that a Log does not meet the specifications either party may institute the rejection procedures set out in the Second Schedule. If the rejection procedures are not instituted the Log is deemed to be accepted.

4.2. Upon each delivery of a load of Logs to the Plant RFS shall deliver or cause to be delivered to the Purchaser a Timber Delivery Docket in duplicate showing the weight of the Logs contained in that load. Where the load is for fixed length Logs the Timber Delivery Docket shall also show the number of Logs in the load.

4.3. The Purchasers representative (who shall be present at the Plant at the delivery times set out in the First Schedule) shall sign the duplicate of the Timber Delivery Docket and return it to RFS's haulage operator.

4.4. The Purchaser may by written notice to RFS request the delivery of Logs of a specified length and diameter and RFS shall endeavour to comply with that request provided that to do so is consistent with good forest management.

5.    Purchase Price and Payment Terms

5.1. The Purchaser shall pay for the Logs purchased within forty five (30) days of the date of the RFS's invoice.

5.2.  RFS will invoice on a 30 day cycle.

5.3. No reasonable dispute in relation to an invoice shall affect the obligation of the Purchaser to pay the invoiced amount as required by clause 5.1.

5.4. If the Purchaser shall fail to pay the invoiced amount by the due date RFS may, in addition to any other rights or remedies it has:

      (a) charge the Purchaser interest at the rate set out in Item 9 of the First Schedule; and

      (b) suspend all further deliveries of Logs to the Purchaser until all overdue accounts and interest thereon have been paid.

6.    Monthly Volume and Stumpage

6.1. The Monthly Volume shall be nine per centum (9%) of the Annual Volume of Logs. The Purchaser may vary the Monthly Volume to a maximum of eleven per centum (11%) or to a minimum of seven per centum (7%) provided that it gives written or verbal notice to RFS specifying the variation by the fifteenth (15th) day of the Month preceding the Month whose Monthly Volume is to be varied. Subject to clause 6.6 any variation shall have no effect to the extent that it may cause the Annual Volume of Logs to be exceeded unless agreed in writing by RFS.

6.2. At the time of giving the notice under clause 6.1 the Purchaser shall also give a written or verbal estimate of the Monthly Volume to be purchased in the two Months following the Month whose rate is to be increased or decreased under clause 6.1.

6.3. The Purchaser may with the consent in writing of RFS increase the Monthly Volume above eleven per centum (11%).

6.4.  The Purchaser shall give written or verbal notice to RFS by the fifteenth
      (15th) day of the preceding Month if it expects that it will be unable to purchase a minimum of seven per centum (7%) of the Annual Volume of Logs in any Month.

6.5. Where in any Year the parties agree that the Purchaser will purchase or RFS will supply less than the full Annual Volume, RFS or the Purchaser may require that the shortfall in volume be carried over to the following Year or Years whereupon the Annual Volume for the following Year or Years will be adjusted. Any decision by RFS or the Purchaser to carry over or deny the carry over of unused volume shall not be subject to the dispute resolution process set out in clause 11.

6.6. If the parties agree in writing to bring forward Log volume from the next Year RFS or the Purchaser may require that volume brought forward under this clause be deducted from the Annual Volume for that next Year. Any such decision by RFS or the Purchaser shall not be subject to the dispute resolution process set out in clause 11.

7.    Suspension of Agreement

7.1. Where a party is reasonably prevented from fulfilling its obligations, that is to say for RFS to make Logs available or for the Purchaser to purchase Logs, under this Agreement, by reason of the causes set out in subclauses (a) to (e) then either party may invoke the provisions of clause 7.2.

      (a) damage or destruction of forests or any part thereof due to tempest, fire, flood, disease or other cause;

      (b) a strike or lockout (including action in the nature of a strike or lockout) provided that the lockout was not caused by the Purchaser;

      (c)   damage to or major breakdown of the Purchaser's Plant;

      (d)   war or other catastrophe; or

      (e) any other cause beyond the reasonable control of the Purchaser or of RFS.

7.2. To the extent that a party is reasonably prevented from fulfilling its obligations under this Agreement and for so long as the cause or causes shall last those obligations shall:

      (a)   be suspended or;

      (b) be continued, subject to such modification of the Terms of the Agreement as the parties agree in writing.

8.    Variation in the Specified Prices

8.1. The Specified Prices shall on the first day of July each Year (commencing on the first day of July 2005) be varied in accordance with the process outlined in the Specified Price Review Mechanism in the Fourth Schedule.

      (a)   At any time during the Term either party may by not less than thirty
            (30) days notice in writing to the other party request a meeting to conduct a review of the current Specified Prices.

      (b) The party requesting the meeting shall set out its proposed Specified Prices and shall set out changes (since the last review or the date of the Agreement if there was no earlier review) in relevant costs (including RFS's cost of harvesting and delivering Logs, and the Purchaser's costs of milling, processing and marketing its timber products and the sale prices of the Purchaser's timber products) that it has taken into account in calculating the proposed Specified Prices.

      (c) The party requesting the meeting shall also deliver with the notice relevant data in verifiable form that it has used in establishing the changes in costs and prices together with any other data that is relevant to a review of the Specified Prices. The other party may deliver any relevant data in verifiable form to the party requesting the meeting provided it is delivered prior to the meeting.

      (d) In the calculation of the proposed Specified Prices it is relevant to take into account changes in industry wide costs and prices of those activities and products set out in (b).

8.2. Upon new Specified Prices being agreed to under either the annual review or by application of one party, the parties shall sign a memorandum setting out the new Specified Prices.

8.3. All new Specified Prices shall take effect from the first day of the month immediately following that review or such date as otherwise agreed to, and payments already made (if any) shall be adjusted to take account of the new Specified Prices and implementation date, and the Schedule shall be read as referring to those new Specified Prices and date.

9.    Extension of the Agreement

      At any time during the extension review period set out in the First Schedule either party may give notice in writing to the other party that it desires the Agreement to be extended for such further period and on such terms and conditions (including changes in the Schedule) specified in the notice. The notice shall operate as an irrevocable offer capable of written acceptance for 3 Months after its receipt. The party receiving the notice has three (3) Months from the date of receiving the notice to accept the request for an extension by service of a written acceptance whereupon the Term and the Termination Date shall be extended for the period and the terms and conditions of this Agreement shall be varied in accordance with the notice as from the date of service of the acceptance. If the request for an extension is not accepted in writing within three
      (3) Months the request for an extension will lapse.

10.   Variation of the Annual Volume of Logs

      The parties acknowledge that because of many factors they may wish to vary the Annual Volume of Logs and such variation shall be by mutual agreement only and a failure to agree shall not be a dispute as contemplated in clause 11.

11.   Dispute Resolution

11.1. Unless a party to this Agreement has complied with sub-clauses 11.2 to 11.4, that party may not commence court proceedings or arbitration relating to any dispute arising from this Agreement except where that party seeks urgent interlocutory relief in which case that party need not comply with this clause before seeking such relief.

11.2. Either party to this Agreement claiming that a dispute with the other has arisen under this Agreement shall give written notice to that other party designating as its representative in negotiations relating to the dispute the person with authority to settle the dispute and the other party shall not later than seven (7) days thereafter give notice in writing to the other designating as its representative in negotiations relating to the dispute a Person with similar authority.

11.3. The designated Persons shall within ten days of the last designation required by sub-clause 11.2 seek to resolve the dispute.

11.4. If the dispute is not resolved within the period specified in clause 11.3 (or within such further period as the designated Persons may agree is appropriate) the parties shall within a further 10 days (or within such further period as the designated Persons may agree is appropriate) seek to agree on a process for resolving the dispute (through means other than litigation or arbitration) including:

      (a) the procedure and timetable for any exchange of documents and other information relating to the dispute;

      (b) procedural rules and a timetable for the conduct of the selected mode of proceedings;

      (c) a procedure for selection and compensation of any neutral Person who may be employed by the parties; and

      (d) whether the parties should seek the assistance of a dispute resolution organisation.

11.5. The parties acknowledge that the purpose of any exchange of information or documents or the making of any offer of settlement pursuant to this clause is to settle the dispute between them. Neither party may use any information or documents obtained through the dispute resolution process by this clause for any other purpose other than an attempt to settle the dispute between them.

11.6. After the expiration of the time established by or agreed under sub clause
      11.4 for agreement on a dispute resolution process, either party may in writing terminate the dispute resolution process provided in this clause and may then refer the dispute to arbitration or commence court proceedings relating to the dispute.

12.   RFS Default

      In the event of RFS committing an act or omission constituting a material breach of any obligation required on its part to be performed or observed under the Agreement and failing to take action to remedy such default within 28 days of delivery of a notice from the Purchaser requiring RFS to remedy the breach the Purchaser shall be entitled by notice in writing to terminate the Agreement forthwith but without prejudice to any right of action or remedy which shall have accrued or which shall accrue thereafter in favour of either party.

13.   Purchaser Default

      In the event of the Purchaser:

      (a)   being a company, if it

            (i) goes into liquidation, otherwise than for the purpose of reconstruction or amalgamation, or

            (ii) has a receiver, receiver and manager, administrator or provisional liquidator appointed to it or any of its assets, or

            (iii) is subject to any petition presented or proceedings taken or instituted in any Court (which the Purchaser does not oppose) for the compulsory winding up of the Purchaser, or

            (iv)  passes a resolution for winding up; or

            (v) is subject to the supervision of the Court either voluntarily or otherwise howsoever; or

            (vi) enters any arrangement or composition for the benefit of creditors or any class of them;

      (b)   suffering any execution against an asset of the Purchaser; or

      (c) committing any act or omission constituting a material breach of any obligation required on its part to be performed or observed under the Agreement and failing to take action to remedy such default within 28 days of delivery of a notice from RFS requiring the Purchaser to remedy the breach;

      THEN RFS shall be entitled by notice in writing to terminate the Agreement forthwith but without prejudice to any right of action to remedy which shall have accrued or which shall accrue thereafter in favour of either party.

14.   Notices

14.1. Any notice to be served on a party under this Agreement may be served by delivering it, posting it by prepaid post or transmitting it by facsimile to the relevant address specified in the First Schedule.

14.2. Any notice served in accordance with subclause 14.1 shall be deemed to be received;

      (a)   in the case of delivery by hand - on the day of delivery.

      (b) In the case of posting - three days after the date of posting whether or not the notice is returned, or

      (c) In the case of facsimile transmission - upon receipt by the transmitting machine of confirmation from the receiving machine that the message has been received.

15.   General

15.1. If a provision of this Agreement is void or voidable by either party or unenforceable or illegal that provision shall be severed from this Agreement and the remainder of this Agreement has full force and effect.

15.2. No amendment to this Agreement shall be effective unless and until embodied in writing and signed by each of the parties.

15.3. Failure or neglect by the Purchaser or RFS to enforce at any time any of the provisions hereof shall not be construed as nor shall be deemed to be a waiver by either the Purchaser or RFS of their rights hereunder nor in any way affect the validity of the whole or any part of this Agreement.

15.4. Neither RFS nor the Purchaser shall assign or purport to assign or otherwise transfer any of its rights or obligations under this Agreement without the prior written consent of the other party, which consent shall not be unreasonably withheld. RFS shall be entitled to consider the public interest in deciding whether to withhold its consent.

15.5. This Agreement shall be governed by and construed in accordance with the laws of the State of New South Wales. The parties submit to the exclusive jurisdiction of the Courts of that State in respect of any matters arising out of this Agreement.

15.6. Each provision of the Agreement, and each part thereof shall, unless the context otherwise necessarily requires it, be read and construed as a separate and severable provision, or as a separate and severable part thereof, so that if any provision, or part thereof, is void or otherwise unenforceable for any reason, then that provision, or part thereof, as the case may be, shall be severed and the remainder shall be read and construed as if the severable provision of part thereof, had never existed.

15.7. The Purchaser and RFS shall in carrying out the Agreement and operating the Plant comply with the provisions of the relevant Statues, Regulations and By-Laws, and the requirements of any Commonwealth, State, Territory or local authority.

EXECUTION

In witness whereof the Parties have hereunto set their hands and seals the day and the Year first herein before written

EXECUTED by RADIATA
FORESTRY SERVICES LIMITED
ACN 106 099 941
In accordance with Section 127 of The
Corporations Act:

Director                                                    *Director/Secretary


Print Full Name                                             Print Full Name


EXECUTION BY PURCHASER

EXECUTED by INTEGRATED
FOREST PRODUCTS
PTY LIMITED ACN 52083521966
In accordance with Section 127 of The
Corporations Act:

Director                                                    *Director/Secretary


Print Full Name                                             Print Full Name

      FIRST SCHEDULE

1.    PURCHASER

      Name: Integrated Forest Products PTY LTD
      ABN 52083521966
      Address: P.O. Box 120 Mawson ACT 2607

2.    ANNUAL VOLUME OF LOGS

      44,000 cubic metres of sawlogs

3.    PLANT - ADDRESS

      Tralee Street Hume ACT 2620

4.    TERM

      The period commencing on the date of this Agreement and ending on the Termination Date

5.    TERMINATION DATE

      30/06/2008

6.    EXTENSION REVIEW PERIOD

      The period between 1st day of July 2007 and the 31st day of December 2007.

7.    DELIVERY OF THE LOGS

      Delivery hours are Monday to Friday between 6.30am and 5.30pm excluding public holidays and Rostered Days Off.

8.    ADDRESSES FOR NOTICES

      (a)   Notices for RFS

            Radiata Forestry Services Limited
            142-144 Gladstone Street
            Fyshwick, ACT

            Facsimile: 6280 8044
            Attention: Jim Adams

      (b)   Notice for the Purchaser

            Address: P.O. Box 120 Mawson ACT 2607

            Facsimile: 02 62852654
            Attention: IFP Wood Supply Manager

9.    INTEREST RATE ON OVERDUE ACCOUNTS

      The interest rate payable is two per centum per annum above the highest interest rate charged by the Commonwealth Bank of Australian on overdraft accounts under one hundred thousand dollars ($100,000.00) on the first day that the invoiced amount is overdue

                                 SECOND SCHEDULE

1.    LOG SPECIFICATIONS

(a)   Length

      (i)   Nominal lengths:- 3.95m,4.25m, 4.55m, 4.85m, 5.15m, 5.45m, 5.75m &
            6.05m

      (ii) RFS will use reasonable endeavours to produce logs to the following length mix:

                  -     6.08-6.15, 5.78-5.85 and 5.48-5.55 target lengths
                        minimum 60% by log volume

                  - 4.88-4.95 and 5.18-5.35 target lengths maximum 35% by log volume

                  -     3.98-4.05, 4.28-4.35 and 4.58-4.65 target lengths
                        maximum 5% by log volume.

      (iii) RFS will use reasonable endeavours to produce logs to the following diameter mix:

                  -     SEDUB 20-30cm maximum 25% by log volume

                  -     SEDUB 30-40cm minimum 50% by log volume

                  -     SEDUB 44-55cm maximum 25% by log volume.

      (iv) Where a log exceeds a nominal length the log will be deemed to be that nominal length.

      (v) All logs will be square cut at both ends with no significant fibre pull, falling splits or shatter.

(b)   Diameter

      (i)   Minimum small end diameter under bark is 20cm

      (ii)  Maximum large end diameter under bark in all cases shall be 58cm

(c)   Knots

      (i) All knots will be flush trimmed and measured across the smallest diameter

      (ii)  Allowable Knot Size - Sawlog

      Single Green Knot Diameter < the lesser of 30% Mean diam of log OR 10cm

      Single Dead Knot Diameter < the lesser of 25% Mean diam of log OR 10cm

      Green Knot Diameter in Whorl < the lesser of 20% Mean diam of log OR 8cm

      Dead Knot Diameter in Whorl < the lesser of 15% Mean diam of log OR 6cm

(d)   Sweep

      (i) Sweep will be allowed in one plane only and in one direction. Sweep should be uniform over the whole length of the log. Sweep will be measured as the deviation of the log from a straight edge over the length of the log.

      (ii)  The allowable sweep is:

            Sawlog <25% of Mean diam of log

      (iii) The maximum allowable sweep is 10cm

(e)   Other Defects

      (i) Bluestain infection is limited to no more than 10% of either end of the log

      (ii)  There shall be no sudden changes in diameter

      (iii) There shall be no scaring or dead or burnt sides of a size greater than the maximum knot size

      (iv)  End splitting is not acceptable

      (v)   Double heart is not acceptable

      (vi) Foreign objects, insect damage, rot and shatter are not permitted. Shatter is defined as the breakage of fibre within the log.

2.    LOG REJECTION PROCEDURES

(a) If the Purchaser believes that any load of logs contains logs that do not meet the specifications the Purchaser may bring this to the attention of RFS, who will inspect the load before it is unloaded and then: -

      (i) If RFS accepts that the load contains an unacceptable number of logs that do not meet the specification the load will be returned to the forest.

      (ii) If the RFS believes that the load contains a smaller number of logs that do not meet the specifications the load will be unloaded and the Purchaser will accept any logs that meet specifications, but any logs that do not meet the specifications will be returned to the forest at RFS's cost.

      (iii) Any logs that can be modified to meet specifications may be modified by RFS.

      (iv) The Purchaser will be given full credit for any logs or parts of logs that are returned to the forest.

      (v) RFS and the Purchaser may agree to the downgrading of any load or part of a load to a lower class of log if they agree that an unacceptable number of the logs do not meet specifications.

(b) The Purchaser may also bring to the attention of RFS any individual log that fails to meet specification and if the Purchaser can identify the source of the log and the contractor who delivered the log then:-

      (i) RFS may instruct the contractor to return the log to the forest or to modify the log to meet specification and part of the log may be returned to the forest.

      (ii) The Purchaser will be given full credit for any logs or parts of logs that are returned to the forest.

(c) The Purchaser may refer any decision of RFS on log quality to the dispute resolution procedure in clause 14 and the Purchaser will retain any log referred for dispute resolution until the dispute is resolved.

      THIRD SCHEDULE

1.    SPECIFIED PRICE


$63.00 per tonne

      FOURTH SCHEDULE

                        Specified Price Review Mechanism

Part 1: Definitions and interpretation

In this schedule unless the context indicates to the contrary:

Estimated Market Price of a product is the average of the monthly wholesale price received by the Purchaser net to mill of freight for MGP 10 (excluding any future direct sales of MGP 10 to wall and truss manufacturers) over a 3 month period prior to the annual review.

Harvest and Haulage Cost means the base cost for harvesting and hauling logs to the Purchaser over a 3 month period prior to the annual review.

Purchaser's Wages Cost means the average dollar cost per employee (this excludes salaried and administration staff) over a 3 month period prior to the annual review.

Base indicator rate for a review means the indicator rate which was the current indicator rate for the previous review;

Current indicator rate means the indicator rate at the time a review of the Delivered Price is being conducted;

Indicator means an indicator of a cost item more particularly being an indicator set out in column 2 of Part 3;

Indicator rate means the value or status of an indicator at a point in time; Indicator weighting means the weighting given to an indicator for the purpose of calculating the weighted movement across all indicators during a review more particularly being the weighting set out in column 4 of Part 3;

Part 2: Methodology

The following describes the method of varying the Specified Prices:

      1. Ascertain the level of each indicator in column 2 of Part 2, expressed as dollars and cents, percentage or as an index (as the case may be) current at the time of the review (the current indicator rate). The current indicator rate will be the base indicator rate for the next review.

      2. Ascertain the movement in each indicator during the relevant review period by establishing percentage increase (or decrease) in the indicator rate (by comparing the current indicator rate (see clause
            1) to the base indicator rate) and applying any indicator weighting specific in column 2 to that percentage change.

      3. Calculate the weighted movement across all the indicators by applying the methodology below:

            a. Multiply the movement in each indicator (see clause 2) by the weighting in column 4 of Part 3.

            b. The sum of the products of each calculation referred to in clause 3(a) is the weighted movement across all indicators.

      4. The weighted movement across all indicators calculated in accordance with clause 3 is the variation in the Delivered Prices over the relevant review period for the purposes of this Agreement. The new Delivered Prices determined under this review mechanism are calculated by applying the weighted movement across all indicators (from clause 3 above) to the current Delivered Prices as per the methodology in the example below:

            a. Assume the weighted movement across all indicators is +2.5%, and the existing Delivered price is $50.00.

            b.    The new Delivered Price is $50.00 x 1.025 which equals $51.25.

Part 3: Indicators and Weightings

---------------------------------------------------------------------------------------------------------
Column 1                    Column 2                           Column 3              Column 4
---------------------------------------------------------------------------------------------------------
Cost Item                   Indicator                          Indicator rate        Weighting
---------------------------------------------------------------------------------------------------------
Item 1 - Timber  Product -  The  movement  in the  Purchasers                        25%
MGP 10                      wholesale  price  (net to mill of
                            freight)   for  MGP10   over  the
                            previous three months.
---------------------------------------------------------------------------------------------------------
Item  2:   Harvesting  and  The  movement  in the  contracted  $                     25%
Haulage costs               base  harvesting   costs  to  RFS
                            over the previous 3 months
---------------------------------------------------------------------------------------------------------
                            The   movement   in  the  haulage  cents/km              25%
                            costs over the  previous 3 months
                            shown as cents per kilometer
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Item  3:  The   Purchasers  The   movement   in   the  $  per                        25%
wages costs for  employees  employee   for  wages   over  the
working  in the  log  yard  previous three months.
and  sawmill  sections  of
the    plant     (excludes
salaried               and
administration staff)
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Total                                                                                100%
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